EXHIBIT 10(iii)(A)(3)

Amendments to Executive Change of Control Agreement
WHEREAS, Andrew Bonzani (the “Executive”) and The Interpublic Group of Companies, Inc. (“Interpublic,” Interpublic and its subsidiaries being referred to herein as the “Company”) are parties to an Executive Change of Control Agreement dated as of December 22, 2011 and amended on August 29, 2013 (the “Agreement”); and
WHEREAS, Section 5.1 of the Agreement states that the Agreement will expire as of September 1, 2016; and
WHEREAS, the Executive and the Company wish to extend the Agreement for another three years;
NOW, THEREFORE, the Agreement is hereby amended, effective as of September 1, 2016, as follows:

1.
Incorporation by Reference. All provisions of the Agreement are hereby incorporated herein by reference and shall remain in full force and effect except to the extent that such provisions are expressly modified by the provisions of this Amendment. Words and phrases used in this Amendment shall have the meaning set forth in the Agreement unless the context clearly indicates that a different meaning is intended.

2.	Extension. Section 5.1(a)(i) of the Agreement is amended by replacing the phrase “September 1, 2016” with “September 1, 2019”.

* * *
IN WITNESS WHEREOF, Interpublic, by its duly authorized officer, and Executive have caused this Amendment to the Agreement to be executed.

	The Interpublic Group of Companies, Inc.	Executive

BY:	/s/ Philippe Krakowsky	/s/ Andrew Bonzani
	Philippe Krakowsky	Andrew Bonzani
EVP, Chief Strategy & Talent Officer

	DATE: October 26, 2016	DATE: October 26, 2016